UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

ENERGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On January 31, 2018, Energen Corporation issued a press release which is filed as Exhibit 1 hereto.

Exhibits

Exhibit 1	Press Release

Exhibit 1

ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. N. Birmingham, AL 35203-2707 For Immediate Release

ENERGEN ISSUES STATEMENT IN RESPONSE TO CORVEX

BIRMINGHAM, Alabama (January 31, 2018) – Energen Corporation (NYSE: EGN) (“Energen”) today issued the following statement regarding the announcement by Corvex Management LP (“Corvex”) that it has submitted four nominees for election to the Company’s Board of Directors at Energen’s 2018 Annual Meeting of Shareholders:

Energen welcomes open communications with its shareholders and considers their views seriously. While it is the Company’s policy not to comment on the content of discussions with specific shareholders, members of Energen’s Board of Directors and management team have spoken with Corvex numerous times over the past months.

The Energen Board is made up of nine highly-qualified and experienced directors, all of whom are independent except for the Chairman. The Board welcomes fresh perspectives and has added four new independent directors over the last two years and seven new independent directors over the last five years. The Company’s Board members are all actively engaged, have a broad range of valuable perspectives, and possess a significant experience in the upstream energy space.

Under the leadership of Energen’s Board and management team, Energen’s transformation into a pure-play Permian Basin oil and gas exploration and production company culminated in 2016. Throughout 2017, wells completed with Energen’s new Generation 3 frac design have significantly outperformed expectations. We are delivering on our drilling and development plans, driving production growth, and further reducing costs. We estimate that YOY production growth in 2017 will be more than 34%, and we expect our Generation 3 multi-zone pattern wells to continue driving production growth as we move forward. At the same time, we remain focused on continuing to optimize our well performance and reducing per-unit lease operating and G&A expenses.

Since it first invested in Energen in March 2017, Corvex has pushed a singularly-focused agenda to sell the Company regardless of market conditions and the Company’s continued improving performance.

Energen’s Board and management team are committed to acting in the best interest of the Company and all of our shareholders and will continue to work to drive growth, enhance returns, and realize the full value of our assets for all shareholders.

The Energen Board will present its formal recommendation regarding director nominations in the Company’s definitive proxy materials that will be filed with the Securities and Exchange Commission and mailed to shareholders eligible to vote at the 2018 Annual Meeting, which has not yet been scheduled.

J.P. Morgan and Tudor, Pickering, Holt & Co. are serving as financial advisors to the Company and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor.

About Energen: Energen Corporation is an oil-focused exploration and production company with operations in the Permian Basin in west Texas and New Mexico. For more information, go to www.energen.com.

Forward Looking Statements

All statements, other than statements of historical fact, appearing in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements about our expectations, beliefs, intentions or business strategies for the future, statements concerning our outlook with regard to the timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, the nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, the timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. Forward-looking statements may include words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “foresee”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “will” or other words or expressions concerning matters that are not historical facts. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. Except as otherwise disclosed, the forward-looking statements do not reflect the impact of possible or pending acquisitions, investments, divestitures or restructurings. The absence of errors in input data, calculations and formulas used in estimates, assumptions and forecasts cannot be guaranteed. We base our forward-looking statements on information currently available to us, and we undertake no obligation to correct or update these statements whether as a result of new information, future events or otherwise. Additional information regarding our forward-looking statements and related risks and uncertainties that could affect future results of Energen, can be found in the Company’s periodic reports filed with the Securities and Exchange Commission and available on Energen’s website - www.energen.com.

Important Additional Information

Energen, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Energen shareholders in connection with the matters to be considered at Energen’s 2018 Annual Meeting of Shareholders. Energen intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Energen shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Energen’s 2018 Annual Meeting of Shareholders. Information regarding the direct and indirect beneficial ownership of Energen’s directors and executive officers in Energen’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Energen’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017, and in Energen’s definitive proxy statement on Schedule 14A in connection with Energen’s 2017 Annual Meeting of Shareholders, filed with the SEC on March 21, 2017. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Energen with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Energen’s corporate website at www.Energen.com.

Investor Contact:

Julie S. Ryland, 205-326-8421

Energen Corporation

Media Contacts:

Matthew Sherman / Aaron Palash / Trevor Gibbons

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449